SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  September 30, 2003
                                                          -----------------


                             HARLEYSVILLE GROUP INC.
             -------------------------------------------------------
              (Exact name of registrant as specified in its charter)


    Delaware                            0-14697            51-0241172
---------------------------        --------            ----------
(State  or  other  jurisdiction       (Commission       (IRS  Employer
  of  incorporation)               File  Number)       Identification  No.)


355  Maple  Avenue,  Harleysville,  Pennsylvania            19438
--------------------------------------------           ---------
   (Address  of  principal  executive  offices)                 (Zip  Code)


                                 (215) 256-5000
               ---------------------------------------------------
               Registrant's telephone number, including area code


                                       N/A
     ----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Item  5.     Other  Events
------       ------------

     On September 30, 2003, the boards of directors of Harleysville Mutual Insurance Company and Harleysville Group Inc. issued a press release announcing that Walter R. Bateman, Chairman of the Board and Chief Executive Officer of both companies has informed the boards of his decision to retire as of December 31, 2003. The boards also announced the election of Michael L. Browne as the new non-executive Chairman of the Board for each company.

     The information concerning the changes to the boards of directors contained in the press release follows:


HARLEYSVILLE, PA-SEPTEMBER 30, 2003-The boards of directors of Harleysville Mutual Insurance Company and Harleysville Group Inc. announced today that Walter
R. Bateman, CPCU, chairman of the board and chief executive officer of both companies and president of Harleysville Mutual, has informed the boards of his decision to retire as of December 31, 2003. The boards also announced the election of Michael L. Browne as the new non-executive chairman of the board for each company.
     Harleysville  Mutual  owns  56  percent of Harleysville Group Inc. (Nasdaq:
HGIC), a publicly traded holding company for nine regional property/casualty insurance companies.
     The  boards  of  directors  issued  the  following  statement:
     "Harleysville Insurance has benefited from Walt Bateman's executive leadership during his 15 years with the company. At this time, we want to acknowledge his numerous accomplishments. Under his leadership, Harleysville Insurance completed a number of significant acquisitions-including those of the Lake States Insurance Company in 1993, Minnesota Fire and Casualty Insurance Company in 1997, Boyertown Mutual Insurance Company in 1997 and the 2003 acquisition of the Penn Mutual Insurance Company business-which together facilitated the organization's expansion from 18 states to its current presence in 32 states. On a consolidated basis, the companies' direct written premiums have grown 75 percent-to nearly $1.2 billion-since 1991, and Harleysville Group's market capitalization went from $264 million at year-end 1991 to $790 million in 2002. In 1999, Walt spearheaded Harleysville's strategy to become the premier provider of insurance products and services for small business and individuals, and has driven the strategic consolidation and branding of Harleysville's various regional companies and its positioning theme 'Good people to know.'
     "The boards of directors are pleased to announce the election of Michael Browne as non- executive chairman. Michael has served as a director of Harleysville Group since it went public in 1986. He was elected to Harleysville Mutual's board today. We believe that the appointment of an independent chairman with Michael's experience and industry stature will prove beneficial to both companies and their key stakeholders."
     Browne currently oversees the international insurance practice group for the law firm of Reed Smith, LLP, in Philadelphia, Pennsylvania. He joined Reed Smith as a partner in 1983, and served as managing partner of its Delaware Valley regional office from 1993 through 2000. He was appointed to his current position in 2001. From 1980 to 1983, Browne was the Insurance Commissioner of the Commonwealth of Pennsylvania.
     Browne earned a bachelor's degree from Princeton University and a juris doctor from the University of Pennsylvania School of Law. He is a member of the Pennsylvania Bar, and serves on the board of trustees of Temple University.

     "I am honored to serve as chairman of Harleysville's board," Browne commented. "As we work through this transition period, we now focus our attention on identifying the best person to serve as chief executive officer of Harleysville Insurance. We have begun a full exploration of the longer-term options we have contemplated in our leadership succession plans. Until a new chief executive officer is named, the Harleysville senior management team will report to the board of directors. We have the utmost confidence that the senior management team will ensure that the companies maintain momentum in the advancement of our strategy and on a course for long-term growth and prosperity."
     Walter Bateman joined Harleysville in 1988 as senior vice president of field operations and was elected a director, president and chief operating officer in 1992. He was named chief executive officer in 1994 and appointed chairman of the boards of both companies in 1998.
     Bateman is a graduate of the Wharton School of the University of Pennsylvania and Fairleigh Dickinson University. He serves on several industry and community boards, including the National Association of Independent Insurers, the American Institute for Property and Liability Underwriters and
Insurance Institute of America, Insurance Services Office and the North Penn United Way.
     Harleysville Insurance, "Good people to know," is a premier provider of insurance products and services for small businesses and individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Group Inc. (Nasdaq: HGIC) is a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A (Excellent) by A.M. Best Company. Harleysville Insurance, which distributes its products through independent insurance agents, operates in 32 Eastern and Midwestern states. Further information can be found on the company's Web site.

                                      #####

Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HARLEYSVILLE  GROUP  INC.
                                           Registrant




                                          /s/Roger A. Brown
September 30, 2003                        -----------------------------
                                          Roger A. Brown
                                          Senior Vice President, Secretary
                                          & General Counsel